FAIRFIELD COMMUNITIES, INC.

                       KEY EMPLOYEE RETIREMENT PLAN



                                ARTICLE I

                          Establishment of Plan
                          ---------------------

     Section 1.01. Establishment. The Fairfield Communities, Inc. Key Employee Retirement Plan is hereby established effective as of January 1, 1994.

     Section 1.02. Purpose. The purpose of this Plan is solely to provide benefits to a select group of management or highly compensated employees upon whose efforts the continued successful operation of the Company is largely dependent, and to ensure the continued availability of their services to the Company.

     Section 1.03. Funding. The Plan is unfunded and the rights, if any, of any person to any benefits hereunder shall be the same as any unsecured general creditor of the Company. The benefits payable under this Plan shall be paid by the Company each year out of its general assets.


                                ARTICLE II

                      Definitions and Interpretation
                      ------------------------------

     Section 2.01. Definitions. When the initial letter of a word or phrase is capitalized herein, such word or phrase shall have the meaning hereinafter set forth:

          (a) "Account" means the book reserve established for each Participant to which shall be credited his benefit under this Plan.

          (b) "Average Return on Stockholders' Equity" for a particular year means the three year moving average of that year's Return on Stockholders' Equity and the Return on Stockholders' Equity for each of the two immediately preceding years; provided, however, that for 1994 only, the Average Return on Stockholders' Equity shall mean the average of the Return on Stockholders' Equity for 1993 and 1994.

          (c) "Board" means the Board of Directors of the Company which shall interpret the Plan in its reasonable discretion.

          (d) "Cash Compensation" means gross income (W-2), plus any amounts not therein included which have been deducted for 401(k) plans, salary reduction deferral agreements or Section 125 cafeteria style plans, et al.

          (e) "Change in Control" means the happening of any of the following:

               (i) During any period of 24 consecutive months, commencing not earlier than October 1, 1992, but ending after the date hereof:

                    (A) individuals who, at the beginning of such 24-month period, were directors of the Company and

                    (B) any new director whose election or nomination for election by the Board was approved by a vote of the greater of (I) at least two-thirds (2/3) or (II) four affirmative votes, in each case, of the directors then still in office who were either directors at the beginning of such 24-month period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board.

               (ii) Any person or entity (other than the Company or its subsidiary employee benefit plan or plans or any trustee of or fiduciary with respect to such plan or plans when acting in such capacity), or any group acting in concert, shall beneficially own, directly or indirectly, thirty percent (30%) or more of the total voting power represented by the then outstanding Voting Securities of the Company.

               (iii) Upon a merger, combination, consolidation or reorganization of the Company, other than a merger, combination, consolidation or reorganization which would result in (A) the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 60% of the voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such transaction and (B) at least such 60% of voting power continuing to be held in the aggregate by the holders of the Voting Securities of the Company immediately prior to such transaction (conditions (A) and (B) are referred to as the "Continuance Conditions").

               (iv) All or substantially all of the assets of the Company are sold or otherwise disposed of, whether in one transaction or a series of transactions, unless the Continuance Conditions shall have been satisfied with respect to the purchaser of such assets and such purchaser assumes the Company's obligations under the Plan.

          As used in this subsection 2.01(e), the term "Voting Securities" shall mean any securities which vote generally in the election of directors.


          (f)  "Company" means Fairfield Communities, Inc.

          (g) "Participant" means an employee of the Company (i) who is designated by the Board as being eligible to participate in this Plan, effective as of such date as may be specified by the Board, (ii) who agrees to be bound by the provisions of this Plan on a form provided by the Company and (iii) who is, or whose beneficiaries are, entitled to benefits under the Plan.

          (h) "Plan" means the "Fairfield Communities, Inc. Key Employee Retirement Plan" as set forth herein and as it may be amended from time to time hereafter in accordance with the provisions of Section 6.01 hereof.

          (i) "Return on Stockholders' Equity" for a particular year means the net earnings, after taxes, of the Company for such year divided by the average of the Company's stockholders' equity as of the beginning and end of such year. All calculations of net earnings, taxes, stockholders' equity or similar amounts shall be based upon the Company's audited financial statements for the years in question.

     Section 2.02.  Construction and Governing Law.

          (a) This Plan shall be construed, enforced and administered and the validity thereof determined in accordance with the laws of the State of Arkansas.

          (b) Words used herein in the masculine gender shall be construed to include the feminine gender where appropriate and the words used herein in the singular or plural shall be construed as being in the plural or singular where appropriate.


                                ARTICLE III

                             Amount of Benefit
                             -----------------

     Section 3.01. Allocations. The allocation made to the Account of a Participant under the Plan for a particular year shall equal the product of the Participant's total Cash Compensation for such year multiplied by the
Benefit Percentage.   For 1993, the Benefit Percentage shall be twelve
percent (12%), with the allocation to the Participant's Account to have been deemed effective on January 1, 1994. For 1994 and years following, the Benefit Percentage shall be determined based upon Average Return on Stockholders' Equity for such year, as follows:

          Average Return on
          Stockholders' Equity                 Benefit Percentage
          --------------------                 ------------------

          Less than 5%                                  0%

          5% or greater, but
          less than 8%                                  4%

          8% or greater, but
          less than 10%                                 8%

          10% or greater, but
          less than 14%                                12%

          14% or greater, but
          less than 18%                                16%

          18% or greater                               20%

     Allocations made to the Account of a Participant for a particular year shall be credited to the Participant's Account as of January 1st of the next succeeding year.

     Should a Participant die, terminate his employment due to total disability, be involuntarily terminated or retire from the Company on or after age 55, his Cash Compensation, for purposes of calculating his allocation for the year in which such event occurs, shall include any incentive compensation awards or other Cash Compensation paid to him or his estate after such event, even if such amount is paid after the year end.

     Section 3.02. Credited Interest. The balance of a Participant's Account shall be credited monthly with an amount equal to the sum such Account would have earned during such month had it been invested and earned a return (based upon a 30-day month and a 360-day year) equal to the base (prime) interest rate of The First National Bank of Boston, as in effect on the close of business on the first banking day of the year in which such month falls.

     Section 3.03. Vesting. A Participant under this Plan shall be vested in his Account (including any interest credited or accrued under Section
3.02 with respect to such Account) in a percentage equal to the Participant's "Percentage Vested", as specified in the schedule below, based upon his number of years of employment with the Company and its wholly-owned subsidiaries as of the date of termination of his service.

          Years of Service               Percentage Vested
          ----------------               -----------------

          Less than 3 years                       0%
                 3 years                         20%
                 4 years                         40%
                 5 years                         60%
                 6 years                         80%
                 7 years                        100%

     Notwithstanding the above, a Participant shall become 100% vested in his Account (including any interest credited or accrued under Section 3.02 with respect to such Account) in the event of a Change in Control occurring while such Participant is employed by the Company, or upon his death while employed by the Company, termination of employment from the Company due to total disability or retirement from the Company on or after age 55.


                                ARTICLE IV

                           Payment of Benefits
                           -------------------

     Benefits payable under this Plan shall be payable to a Participant, or to the beneficiary of such Participant in the event of the Participant's death before the receipt of all benefits to which the Participant is entitled to under the Plan, as follows:

          (a) Upon the Participant's termination of employment from the Company due to death or disability, or upon termination of employment from the Company on or after age 55, such benefits shall be payable in equal annual installments over a ten year period, the first installment to be paid within 30 days following the date of termination.

          (b) Upon the Participant's termination of employment from the Company prior to age 55 for any reason other than death or disability, such benefits (to the extent vested) shall be payable in equal annual installments over a ten year period, the first installment to be paid on the first day of the month following the date the Participant turns age 55 or, if occurring earlier, within 30 days from the date of such Participant's death or termination of employment from his then employer due to total disability.

          (c) Notwithstanding the foregoing, all benefits shall be immediately paid in a lump sum to a Participant within five days following a Change of Control, regardless of whether or not such Participant is then employed by the Company.

     During any installment period, the Participant's Account shall continue to be credited with interest under Section 3.02 as long as benefits remain payable under the Plan. The amount of each installment shall be determined by multiplying the vested amount then credited to the Account and subject to distribution by a fraction, the numerator of which is one and the denominator of which is the total number of installments remaining to be paid in the ten year period. The Board shall have the right, at any time, in its discretion, to terminate any installment payments and to pay any remaining benefits in a single lump sum.


                                ARTICLE V

                             Administration
                             --------------

     The Board shall perform the administrative functions necessary for the operation of this Plan, except that no person shall vote or take action with respect to his own Plan benefit.


                                ARTICLE VI

                               Miscellaneous
                               -------------

     Section 6.01. Amendments. The Board may, from time to time, amend, suspend or terminate, in whole or in part, any or all of the provisions of this Plan; provided, however, that any such amendment, suspension or termination shall (a) only apply prospectively, with respect to allocations which may or may not, at the discretion of the Board, be earned on Cash Compensation paid to a Participant subsequent to the date of adoption of any such amendment, suspension or termination, and the administration of such allocations in a Participant's Account (including benefit payment), but (b) unless consented to in writing by a Participant, not apply to or effect allocations previously earned or accrued on Cash Compensation paid to a Participant prior to the date of any such amendment, suspension or termination, nor to the administration thereafter of such previously earned allocations in a Participant's Account (which shall be governed by the Plan provisions and definitions applicable thereto prior to such amendment, suspension or termination, including, without limitation, the Credited Interest provisions of Section 3.02, the Vesting provisions of Section 3.03, the definitions and provisions concerning a "Change in Control" and the benefit payment provisions of Article IV). A Participant shall receive an allocation for the year the Board acts to amend, suspend or terminate allocations of no less than the Benefit Percentage subsequently determined to have been earned for such year according to the table in Section 3.01 (without regard to any such amendment, suspension or termination), multiplied by the Cash Compensation paid to such Participant during such year prior to the time of any such amendment, suspension or termination.

     Section 6.02. No Employment Rights. Neither the establishment of this Plan nor the status of an employee as a Participant shall give any Participant any right to be retained in the employ of the Company; and no Participant and no person claiming under or through such Participant shall have any right or interest in any benefit under this Plan unless and until the terms, conditions and provisions of this Plan affecting such Participant shall have been satisfied.

     Section 6.03. Nonalienation. The right of any Participant or any person claiming under or through such Participant to any benefit or any payment hereunder shall not be subject in any manner to attachment or other legal process for the debts of such Participant or person; and the same shall not be subject to anticipation, alienation, sale, transfer, assignment or encumbrance.

     Section 6.04. Limitation of Liability. No member of the Board and no officer or employee of the Company shall be liable to any person for any action taken or omitted in connection with the administration of this Plan, nor shall the Company be liable to any person for any such action or omission. No person shall, because of the Plan, acquire any right to an accounting or to examine the books or the affairs of the Company. Nothing in this Plan shall be construed to create any trust or fiduciary relationship between the Company and any Participant or any other person.

     Section 6.05. Acceleration of Payment. The Board in its sole discretion may accelerate the time of payment of any benefit to any Participant or beneficiary to the extent that it deems it equitable or desirable under the circumstances.

     Section 6.06. Representative of Board. The Board may from time to time designate an individual or committee to carry out any duties or responsibilities of the Board hereunder.

     Section 6.07. Designation of Beneficiary. Each Participant may designate a beneficiary in writing to receive any and all payments to which he may be entitled under this Plan upon his death. If a Participant fails to designate a beneficiary in writing, benefits remaining unpaid at his death shall be paid to his surviving spouse and if there is no surviving spouse to the executor or other personal representative of the Participant to be distributed in accordance with the Participant's will or applicable law.

     IN WITNESS WHEREOF, the undersigned has caused this Plan to be executed as of this 4th day of August, 1994.

                               FAIRFIELD COMMUNITIES, INC.

                               By: /s/ J. W. McConnell
                                       J. W. McConnell

                               Its:    President and Chief Executive Officer

                        FAIRFIELD COMMUNITIES, INC.

                       KEY EMPLOYEE RETIREMENT PLAN


                               ELECTION FORM
                               -------------


     As an employee entitled to become a Participant under the above Plan, I hereby make the following certifications, agreements, and elections:

          A. I certify that I have received and read a copy of the Plan, and agree to be bound by all of the provisions thereof.

          B. I understand that I will become a Participant in the Plan as of the date below subject to all the terms and conditions of the Plan.

          C.   I hereby designate ___________________________________
[NAME], my ____________________________________ [RELATIONSHIP], residing at
______________________________ [ADDRESS], as the beneficiary of any benefits under this Plan to which I may be entitled at the time of my death.



Date:_________________________            ____________________________
                                          Signature


                                          ____________________________
                                          Printed Name



     On behalf of the Company, I hereby acknowledge receipt of the above.



Date: ________________________            ____________________________
                                          Signature